UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 29, 2010

ICOP DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	001-32560 (Commission File Number)	84-1403152 (I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: 913-338-5550
N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Appointment of Special Committee

On December 29, 2010, Roger L. Mason and Larry G. Stambaugh, independent directors of the Company, were appointed as a Special Committee of the Board of Directors, to serve pending further notice, with full authority to independently evaluate, direct and oversee the Company’s strategic, operational and financial decisions; to approve all obligations, expenditures and transactions of the Company; and to oversee the preservation and value of the Company’s business and assets.

Forward-Looking Statements

This report contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to material known and unknown risks, uncertainties and contingencies.  These forward-looking statements include information about possible or assumed financial results of our business, financial condition, liquidity, results of operations, plans and objectives, and trading in our stock.  In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate,” and “estimate,” the negative of these words or other comparable words.  These statements are only predictions and expressions of belief.  You should not place undue reliance on these forward-looking statements.  These forward-looking statements are qualified by their terms and/or important factors, many of which are outside our control, and involve a number of risks, uncertainties and contingencies that could cause actual results and events to differ materially from the statements made.  Such factors include, among other things, the risks and uncertainties described in “Forward-Looking Statements” in our annual report on Form 10-K for the year ended December 31, 2009 and our quarterly report on Form 10-Q for the quarter ended September 30, 2010, and the information described in our current report on Form 8-K filed on December 20, 2010, which are on file with the U.S. Securities and Exchange Commission.  Readers are strongly encouraged to consider these factors when evaluating forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated January 3, 2011	ICOP DIGITAL, INC.

By: /s/ David C. Owen
Name: David C. Owen
Title: Chief Executive Officer